UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At Dana Holding Corporation’s (“Dana”) Annual Meeting of Shareholders held on April 24, 2012 (the “Annual Meeting”), shareholders considered four proposals that are described in more detail in Dana’s definitive proxy statement dated March 15, 2012 for the Annual Meeting of Shareholders. There were 212,242,679 shares of Dana common stock, including our Series A Preferred and Series B Preferred Stock on an as-if-converted basis for voting purposes, eligible to vote at the meeting. Each of the Board’s proposals was considered and approved by the requisite majority of votes cast or represented.

The vote results detailed below represent final results as certified by the Inspector of Elections:

Election of seven directors for a one-year term expiring in 2013 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTE

Virginia A. Kamsky	155,136,973	212,323	9,584,737

Terrence J. Keating	155,113,501	235,795	9,584,737

Joseph C. Muscari	148,892,583	6,456,713	9,584,737

Steven B. Schwarzwaelder	155,055,823	293,473	9,584,737

Richard F. Wallman	135,331,154	20,018,142	9,584,737

Keith E. Wandell	148,891,908	6,457,388	9,584,737

Roger J. Wood	155,075,160	274,136	9,584,737

Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
144,025,558	6,722,618	4,601,120	9,584,737

Approval of 2012 Dana Holding Corporation Omnibus Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
150,569,445	4,060,241	719,610	9,584,737

Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2012:

FOR	AGAINST	ABSTAIN
163,504,164	1,337,047	92,922

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA HOLDING CORPORATION

Date: April 26, 2012	By:	/s/ Marc S. Levin
Name: Marc S. Levin
Title: Senior Vice President, General Counsel and Secretary

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